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                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                         GENERIC DISTRIBUTION AGREEMENT

     This Generic Distribution Agreement (this "Agreement") is entered into as of February 12, 2006 (the "Effective Date") by and between King Pharmaceuticals, Inc., a Tennessee corporation with a principal place of business at 501 Fifth Street, Bristol, TN 37620, USA ("King"), and Cobalt Pharmaceuticals, Inc., a Canadian company with a principal place of business at 6500 Kitimat Road, Mississauga, Ontario LN5 2Bb, Canada ("Cobalt"). King and Cobalt are collectively referred to herein as the "Parties" and individually as a "Party."

                                    RECITALS

     WHEREAS, King sells the Branded Product (as hereinafter defined) branded under the name Altace(R) in a capsule form in the Territory (as hereinafter defined);

     WHEREAS, Cobalt desires to distribute a Generic Product (as hereinafter defined) in capsule form in the Territory; and

     WHEREAS, Cobalt seeks to have King manufacture and supply, and King seeks to manufacture and supply to Cobalt, a Generic Product for distribution in the Territory;

     NOW, THEREFORE, in accordance with the foregoing recitals, and in consideration of the mutual covenants contained herein, the Parties agree as follows:

                                    AGREEMENT

1.   DEFINITIONS

     1.1 "Act" means the United States Federal Food, Drug and Cosmetic Act, as amended.

     1.2 "Action" has the meaning set forth in Section 3.12(a).

     1.3 "Affiliate" means any corporation, firm, partnership, or other entity that directly or indirectly controls or is controlled by or is under common control with a party. For purposes of this definition, "control" means ownership, directly or through one or more Affiliates of (a) fifty percent (50%) or more of the shares or voting rights in case of corporation or limited company, (b) fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, (c) fifty percent (50%) or more of the equity or controlling interests in the case of any other type of legal entity (including, without limitation, joint ventures) or status as a general partner in any partnership, or (d) any other arrangement whereby a party controls or has the right to control the Board of Directors or equivalent governing body of an entity.

     1.4 "Agreement" has the meaning set forth in the preamble.

     1.5 "API" means active pharmaceutical ingredient.

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     1.6 "Applicable Law" means applicable United States and foreign laws, rules, regulations, guidelines and standards, including, but not limited to, those of the FDA and comparable foreign Regulatory Authorities, including without limitation the Act.

     1.7 "Aventis" means Sanofi Aventis or any of its Affiliates.

     1.8 "Branded Product" means the capsule formulation pharmaceutical product containing the active ingredient Ramipril as approved by the FDA under New Drug Application Number 19-901 and marketed by King under the name Altace.

     1.9 "Bulk Product" means Ramipril in a form intended for further processing into a pharmaceutical formulation and which is not in final formulation intended for use by consumers.

     1.10 "Calendar Quarter" means the period of three (3) consecutive calendar months ending on each March 31, June 30, September 30 or December 31, as the case may be, of a year; provided that the first Calendar Quarter of an agreement will begin on the Effective Date and end on the last day of the calendar quarter within which the Effective Date falls.

     1.11 "Capsule Supply Agreement" has the meaning set forth in Section 3.13.

     1.12 "cGMP" means the minimum standards for methods to be used in, and the facilities or controls to be used for, the manufacture, processing, packing or holding of a drug to assure that such drug meets the requirements of the Act as to safety, and has the identity and strength and meets the quality and purity characteristics that it purports or is represented to possess, as established through FDA regulations (including, but not limited to, 21 C.F.R. Parts 210-211), FDA guidance and FDA current review and inspection standards and current industry standards.

     1.13 "Cobalt" has the meaning set forth in the preamble.

     1.14 "Confidential Information" means the existence and contents of this Agreement and any information, in whatever form, disclosed by a Party or its Affiliates (the "Disclosing Party"), to the other Party or its Affiliates (the "Receiving Party"), in connection with the performance or implementation of this Agreement including, but not limited to, the Specification, the Branded Product, the Ramipril drug master file, including without limitation any pending patent applications, patent office correspondence, FDA applications and submissions, FDA correspondence, technical or clinical data, trade secrets, and know-how, including, but not limited to research, product plans, products, services, suppliers, customer lists and customers, prices and costs, markets, software, developments, ideas, techniques, business methods, photographs, sound-recordings, algorithms, inventions, laboratory notebooks, processes, formulas, technology, specifications, test results, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets and other actual or anticipated business, research or development information or any information provided pursuant to Sections 3.7 and 3.9 through
3.11 of this Agreement which is disclosed by the Disclosing Party to the Receiving Party, whether or not specifically designated as confidential. Confidential Information will not include:

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          (a) information which at the time of disclosure is publicly known;

          (b) information which, after the time of disclosure, becomes part of the public domain, except by breach of an agreement between the Disclosing Party or any Affiliate thereof and the Receiving Party or any Affiliate thereof;

          (c) information which is or was in the possession of the Receiving Party or any Affiliate thereof at the time of disclosure by the Disclosing Party and was not acquired directly or indirectly from the Disclosing Party or any Affiliate thereof or from any other party under an agreement of confidentiality to the Disclosing Party or any Affiliate thereof; and

          (d) information which the Receiving Party can show through written documentation is or was developed by the Receiving Party or its Affiliates independently of receipt hereunder.

     1.15 "Dispute" has the meaning set forth in Section 7.6.

     1.16 "Effective Date" has the meaning set forth in the preamble.

     1.17 "FDA" means the United States Food and Drug Administration or any successor organization and all agencies under their direct control.

     1.18 "Generic Product" means an unbranded version of the Branded Product, with trade dress, including, without limitation, product intaglio that differs from the Branded Product.

     1.19 "Indemnitee" has the meaning set forth in Section 4.4(c).

     1.20 "Indemnitor" has the meaning set forth in Section 4.4(c).

     1.21 "Initial Forecast" has the meaning set forth in Section 3.2(a).

     1.22 "Initial Term" has the meaning set forth in Section 6.1.

     1.23 "King" has the meaning set forth in the preamble.

     1.24 "Launch Date" has the meaning set forth in Section 2.5(a).

     1.25 "Launch Quantity" has the meaning set forth in Section 3.2(a).

     1.26 "Party" or "Parties" has the meaning set forth in the preamble.

     1.27 "Ramipril" means the compound (2S,3aS,6aS)-1[(S)-N-[(S)-1-Carboxy-3-phenylpropyl]alanyl]octahydrocyclopenta[b]pyrrole-2-carboxylic acid, 1-ethyl ester.

     1.28 "Regulatory Authority" means the FDA or any counterpart of the FDA outside the United States, or other national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport, clinical

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testing, pricing and/or sale of the Generic Product, including any device incorporating the Generic Product.

     1.29 "Renewal Term" has the meaning set forth in Section 6.1.

     1.30 "Specifications" means the specifications provided by King with respect to the Branded Product, as approved by applicable Regulatory Authorities and mandated by Applicable Law, as amended from time to time in accordance with such standards.

     1.31 "Term" has the meaning set forth in Section 6.1.

     1.32 "Territory" means the United States.

     1.33 "Third Party" means any person other than a Party or an Affiliate of a Party.

2.   DISTRIBUTION; LAUNCH

     2.1 Generic Product. King hereby grants to Cobalt the non-exclusive, personal, non-transferable (provided that Cobalt will have the right to transfer the right set forth in this Section 2.1 to Cobalt Laboratories, Inc.), and non-assignable right to distribute the Generic Product in the Territory during the Term in accordance with the terms hereof. The foregoing right will not include any right whatsoever to (a) any intellectual property owned or licensed by King or Aventis, including, without limitation, any right to use the trademark Altace or (b) the New Drug Application Number 19-901, nor will it include the right to distribute the Generic Product outside the Territory or manufacture the Generic Product or have the Generic Product manufactured at any time.

     2.2 Distribution of the Generic Product. Cobalt may distribute the Generic Product in the Territory through distributors and wholesalers in a manner customary for the sale and distribution of generic pharmaceutical products, including, without limitation, communicating and interacting with, and making information available to, distributors and wholesalers concerning the Generic Product; provided, however, that Cobalt will not promote the Generic Product in the Territory in any manner; and provided further that (a) any such distributor will be required to enter into a written agreement with Cobalt agreeing to comply with the terms of this Agreement, and (b) Cobalt has obtained King's prior approval of such distributor and the terms of the relevant written agreement, which approval will not be unreasonably withheld or delayed.

     2.3 King's Rights to Branded Product. Nothing contained in this Agreement will prevent King from marketing, distributing, selling and promoting the Branded Product in the Territory during the Term.

     2.4 Cobalt Obligations. Cobalt will use commercially reasonable efforts to launch and distribute the Generic Product as of the Launch Date, such efforts to be no less than the efforts made by Cobalt in connection with other generic products distributed by Cobalt.

     2.5 Launch Timing.

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          (a) King and Cobalt agree that the Generic Product may only be commercially launched by Cobalt upon the earlier of (1) [***], the "Launch
Date").

          (b) Prior to the Launch Date, King will supply Cobalt with an agreed upon Launch Quantity; provided that neither Cobalt nor any of its Affiliates may distribute such Launch Quantity prior to the Launch Date, and all wholesalers and distributors will hold the Launch Quantity in quarantine until the Launch Date and may not distribute it until they receive written authorization from Cobalt. If this Agreement is terminated prior to the Launch Date, then Cobalt will return the Launch Quantity to King.

3.   SUPPLY

     3.1 Purchase of Generic Product. During the Term, subject to Section 3.13, Cobalt will purchase [***] the Generic Product in finished form from King, and King or a designee of King, will manufacture, sell and deliver to Cobalt such quantities of Generic Product [***], in accordance with the terms and conditions set forth in this Article 3 and this Agreement.

     3.2 Forecasts; Purchase Orders.

          (a) At least [***] prior to the anticipated Launch Date, or as soon as practicable after Cobalt provides notice to King of the anticipated Launch Date, Cobalt will deliver to King a [***] forecast for its purchases of Generic Product beginning on the date of such forecast (the "Initial Forecast"), which will include an initial launch quantity agreed upon by the Parties (the "Launch Quantity"). The first [***] included in such Initial Forecast will constitute a binding order for Generic Product from King. Thereafter, Cobalt will provide King with rolling [***] forecasts for the Generic Product on a quarterly basis within [***] prior to the start of each Calendar Quarter covering Cobalt's expected purchases of Generic Product during the [***] commencing at the beginning of such upcoming Calendar Quarter. The forecast for the first [***] included in each rolling forecast (except for the Initial Forecast) will constitute a binding order from Cobalt for [***] the Generic Product included in such forecast, and the forecast for the subsequent [***] included in each rolling forecast (except for the Initial Forecast) will constitute a binding order from Cobalt for [***] the Generic Product included in such forecast.

          (b) Cobalt will place purchase orders for Generic Product in accordance with its binding forecasts by delivering a purchase order in writing to King no later than the 25th day of each calendar month. Each purchase order will contain the information set forth in Appendix 1 to this Agreement. Each purchase order will be for at least the minimum quantities consistent with King's then current minimum batch sizes for the Branded Product or multiples thereof. In the event of a conflict between the terms and conditions of this Agreement and a purchase order, the terms and conditions of this Agreement will control.

          (c) No purchase order will be binding on King unless accepted in writing by King, with confirmation of the expected delivery date for the Generic Product included in the purchase order. King will use commercially reasonable efforts to accept the purchase order as presented and confirm date of shipment within [***] of receipt thereof; provided that King will not be required to accept purchase orders (i) for quantities of Generic Product in excess of the

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amount specified in the forecast for the relevant month, (ii) if the delivery lead time for the purchase order is less than [***], or (iii) if it otherwise fails to comply with the terms and conditions of this Agreement.

     3.3 Delivery.

          (a) King will deliver the Generic Product to Cobalt or Cobalt's US designee FOB King's or King's designee's manufacturing or packaging site or warehouse. Title and risk of loss as to the Generic Product purchased by Cobalt will pass to Cobalt upon the earlier of (i) a common carrier accepting possession or control of such Generic Product and (ii) the passage of such Generic Product from the loading dock of King's or King's designee's site or warehouse to any employee, agent or contractor of Cobalt or such common carrier.

          (b) Each delivery will be accompanied by a certificate of analysis containing such information as may be agreed upon by King and Cobalt from time to.

          (c) At [***] expense, King will ship the Generic Product on a carrier or carriers specified by Cobalt under the designated procedures provided by Cobalt for transportation of the Generic Product. The [***] freight, insurance, handling, fees, taxes and other costs associated with the shipment of the Generic Product will be borne by [***]. King and Cobalt agree to cooperate to prepare, obtain, and maintain all necessary export and import registrations relating to the Generic Product. The [***] export licenses, import licenses and customs formalities for the import and export of goods will be [***].

     3.4 Capacity. If King, upon receiving a forecast or purchase order in accordance with Section 3.2, believes that it will be unable to meet such forecast or purchase order, King will give written notice of such inability to Cobalt. King will use commercially reasonable efforts to deliver Generic Product to Cobalt in accordance with any purchase order accepted by King as set forth in
Section 3.2. King will not be liable to Cobalt for any late delivery of Generic Product if King has satisfied its obligation set forth in the preceding sentence.

     3.5 King's Source. King will have the right, in its sole discretion, to purchase from any Third Party, including Aventis, the Generic Product or Bulk Product used to manufacture the Generic Product sold to Cobalt during the Term.

     3.6 Price and Payments. Cobalt will pay to King a price per unit for the Generic Product fixed at a gross margin acceptable to King in its sole discretion, but such price will not exceed [***] of the wholesale acquisition cost per unit of the Branded Product at time of purchase of the Generic Product. King will submit invoices to Cobalt for Generic Product delivered to Cobalt from time to time. Cobalt will make all payments to King in United States Dollars within [***] after the date of each invoice. Interest will be payable upon all amounts not paid on the due date at the rate of [***] over the base rate of interest reported in the Wall Street Journal, New York edition on the date of payment by Cobalt to King and will accrue from the due date until such sum is paid, whether before or after judgment.

     3.7 Shortcomings and Defects.

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          (a) Within [***] after the delivery of Generic Product to Cobalt,
Cobalt will notify King in writing of any complaint regarding obvious qualitative faults and/or quantitative shortcomings in the Generic Product, and Cobalt will simultaneously send samples of faulty Generic Product to King. If Cobalt fails to notify King of any such defect within such [***] period, Cobalt will be deemed to have accepted the delivered Generic Product with respect to such obvious faults or shortcomings. Cobalt will notify King in writing within [***] after becoming aware of any defects in the Generic Product that may not or would not have been obvious at delivery by visual inspection of such Generic Product made with reasonable care, and Cobalt will simultaneously send samples of faulty Generic Product to King.

          (b) If King agrees that such Generic Product is defective or the Generic Product has been confirmed to be defective by an independent party pursuant to this Section 3.7, King will replace any defective Generic Product with respect to which Cobalt has notified King as set forth in this Section 3.7 [***] at the next practicable delivery date.

          (c) If King disagrees that the Generic Product is defective, the Parties will endeavor to settle such disagreement amicably and constructively between themselves. If they fail to agree within [***] after receipt of the notice of defect, the Parties agree to nominate an independent, reputable laboratory within the Territory, acceptable to both Parties, which will examine representative samples taken from such consignment using the methods of analysis provided by the Parties, and the result will be binding upon the Parties. The charges for such examination will be borne by the Party found to be in error with respect to whether or not the Generic Product is defective.

          (d) King's [***] liability or responsibility for defective Generic Product will be limited to right of replacement set forth in this Section 3.7. Cobalt will make arrangements with King for the return or disposal of any Generic Product rejected in accordance with this Section 3.7; the costs of such return or disposal will be paid by King.

     3.8 Labeling. King will use, or cause its manufacturer to use, the appropriate packaging art, packaging, and labeling provided by Cobalt for the Generic Product; provided that King has approved in writing all packaging art, labeling, and all packaging provided by Cobalt; and provided further that such art, packaging, and labeling comply with Applicable Law. Cobalt will provide King with camera-ready proofs of all packaging materials and labeling. All packaging and trade dress of the Generic Product, including, without limitation, product intaglio must differ from the Branded Product.

     3.9 Recalls.

          (a) Cobalt will comply, and assist King as appropriate in complying, with recall policies regarding the Branded Product or Generic Product issued from time to time by King or any applicable Regulatory Authority and communicated to King. King will have [***] authority to communicate with any Regulatory Authorities regarding any recall of the Generic Product, as King believes necessary [***].

          (b) Cobalt will bear the expense of any recall resulting from (1) damages to or defects in the Generic Product occurring after delivery of such Generic Product, (2) packaging or

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labeling of the Generic Product, including any infringement claims regarding any trademarks, trade names or trade dress used with the Generic Product, (3) Cobalt's actions or inactions as a seller or distributor of the Generic Product, or (4) Cobalt's or its Affiliates' negligence or willful misconduct. King will bear the expense of any recall resulting from King's or King's designee's manufacturing actions with respect to the Generic Product.

          (c) For purposes of this Section 3.9, expenses of recall include, without limitation, the cost of replacement of any recalled Generic Product and expenses of notification, destruction, or return of the recalled Generic Product.

     3.10 Regulatory Compliance; Access to Facilities.

          (a) King will advise Cobalt promptly if an authorized agent of a Regulatory Authority visits, or if King receives notice that a Regulatory Authority plans to visit, the facilities where the Generic Product is manufactured. King will furnish to Cobalt all material information supplied to, or supplied by, any Regulatory Authority, including the form 483 observations and responses, to the extent that such report relates to the Generic Product, or the ability of King to supply such Generic Product, within [***] of King's receipt of such information or delivery of such information, as the case may be. To the extent allowable under Applicable Law, before King responds to any Regulatory Authority, Cobalt will have the right to review and approve such final response, such approval not to be unreasonably withheld or delayed.

          (b) Upon the reasonable prior written request of Cobalt, Cobalt will have the right to inspect those portions of the manufacturing, storage and testing facilities of King where the Generic Product is being manufactured, stored or tested, as the case may be, during regular business hours and without undue interference to King's business operations to ascertain compliance with cGMP and any agreed-upon Specifications, such inspections to be held no more than once per year unless additional inspections are agreed upon by the Parties.

     3.11 Product Complaints or Adverse Drug Events. Each Party will promptly submit to the other Party all Generic Product safety and efficacy inquiries, Generic Product quality complaints and adverse drug event reports received by such Party or any Affiliate of such Party, together with all available evidence and other information relating thereto. Except as otherwise required by Applicable Law, [***] will be responsible for investigating and responding to all such inquiries, complaints and adverse events reports regarding the Generic Product with the inquiring, complaining or reporting party. [***] will be responsible for any and all interactions with any Regulatory Authority relating to any such inquiries, complaints or reports as [***] necessary, [***].

     3.12 Defense of Claims.

          (a) If any action, suit or proceeding is brought against King, Cobalt or either of their Affiliates alleging infringement or misappropriation of the intellectual property rights of a Third Party by reason of any Party's actions taken pursuant to this Agreement (an "Action"), King will have the first right to defend, [***], any such Action; provided that King will provide prior notice of such Action to Cobalt, and King will consult with Cobalt concerning such Action. Cobalt will join any such Action as a party if reasonably requested to do so by King, and Cobalt

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hereby consents to jurisdiction and venue of any such Action if King names
Cobalt as a party thereto. King will have full control over the conduct of any such Action; provided that Cobalt will have the right to provide comments concerning such Action to King, which King will consider in good faith. King will give Cobalt prior notice of any consent to entry of judgment or settlement of such Action.

          (b) If King fails to exercise its first right to defend such Action within [***] after receipt of the notice of such Action, then Cobalt will be entitled to defend such Action [***]; provided that Cobalt will provide prior notice of such its defense of such Action to King, and Cobalt will consult with King concerning such Action. King will join any such Action as a party if reasonably requested to do so by Cobalt, and King hereby consents to jurisdiction and venue of any such Action if Cobalt names King as a party thereto. Cobalt will have full control over the conduct of any such Action; provided that King will have the right to provide comments concerning such Action to Cobalt, which Cobalt will consider in good faith. Cobalt will give King prior notice of any consent to entry of judgment or settlement of such Action.

          (c) In any event, King and Cobalt will assist one another and cooperate with one another in any such Action at the other Party's request without expense to the requesting Party. The Parties will each bear [***] costs and expenses associated with any litigation or settlement costs thereof, and each will [***] share all damages, royalties or other amounts granted or awarded to any Third Party as a result of an Action.

     3.13 [***] Agreement. Following the Effective Date, King and Cobalt will negotiate in good faith to enter into [***] agreement (the "[***] Agreement") pursuant to which Cobalt, or one of its Affiliates, will [***] beginning on a date [***] and set forth in the [***] Agreement. [***] Agreement will provide that [***] during the period in which [***].

4.   REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     4.1 Representations and Warranties of King.

          (a) Corporate Power. King is organized and validly existing under the laws of the State of Tennessee and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

          (b) Due Authorization. King is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) Binding Agreement. This Agreement is a legal and valid obligation binding upon King and enforceable in accordance with their terms. The execution, delivery and

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performance of this Agreement by King does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

          (d) Aventis Agreements. Cobalt may exercise its rights and perform its obligations hereunder, in accordance with the terms and conditions of this Agreement without violating the terms of King's or its Affiliates' pre-existing agreements with Aventis or its Affiliates and without infringing or misappropriating the intellectual property of Aventis or its Affiliates that is licensed to King or its Affiliates under its pre-existing agreements with Aventis or its Affiliates.

          (e) Generic Product. Generic Product manufactured by King or King's designee and sold to Cobalt pursuant to this Agreement (i) will be manufactured in conformity with cGMP, (ii) will meet, in all material respects at the time of delivery to the common carrier, the Specifications in effect at the time of manufacture, (iii) at the time of delivery to the common carrier, will not be adulterated within the meaning of the Act and will not be an article that may not, under the provisions of the Act, be introduced into interstate commerce, and (iv) will be free and clear of all liens, security interests and other encumbrances at the time of delivery to the common carrier. During the term of this Agreement, King and King's designee will comply in all material respects with all Applicable Laws with respect to the performance of King's obligations under this Agreement.

     4.2 Representations and Warranties of Cobalt.

          (a) Corporate Power. Cobalt is organized and validly existing under the laws of the State of Georgia and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

          (b) Due Authorization. Cobalt is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) Binding Agreement. This Agreement is a legal and valid obligation binding upon Cobalt and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Cobalt does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

          (d) FDA Debarment. As of the Effective Date, none of Cobalt, its Affiliates, or any of their respective employees or agents, in their capacity as such, have been disqualified or debarred by the FDA, pursuant to 21 U.S.C. Sections 335(a) or (b), or been charged with or convicted under United States law for conduct relating to the development or approval, or otherwise relating to the regulation of any Generic Product under the Generic Drug Enforcement Act of 1992, or any other relevant law, rule, or regulation or been disbarred, disqualified, or convicted under or for any equivalent or similar applicable foreign law, rule, or regulation.

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     4.3 Disclaimer; Limitations. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS
AGREEMENT, THE PRECEDING REPRESENTATIONS AND WARRANTIES ARE THE PARTIES' ONLY REPRESENTATIONS AND WARRANTIES CONCERNING THE GENERIC PRODUCT AND ARE MADE EXPRESSLY IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, NONINFRINGEMENT OR OTHERWISE. EXCEPT AS MAY ARISE FROM DAMAGES OCCASIONED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF A PARTY OR A PARTY'S OBLIGATIONS UNDER SECTION 4.4, NEITHER PARTY NOR ANY AFFILIATE WILL BE LIABLE
FOR ANY INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY, OR CONSEQUENTIAL DAMAGES ARISING FROM THIS AGREEMENT OR FOR ANY AMOUNTS REPRESENTING LOSS OF PROFITS OR LOSS OF BUSINESS, WHETHER THE BASIS OF THE LIABILITY IS BREACH OF CONTRACT, TORT, STATUTES, OR ANY OTHER LEGAL THEORY.

     4.4 Indemnification.

          (a) Indemnification by Cobalt. Cobalt agrees to defend, indemnify and hold harmless King, its Affiliates, and their respective directors, employees and agents from and against [***] claims, liabilities, damage, costs or expenses (including any liability arising out of the injury or death of any person or damage to any property and including reasonable attorney's fees) resulting from [***] claim by a Third Party, arising out of or relating to (i) the willful misconduct or negligence of Cobalt or any of its Affiliates; (ii) any material misrepresentation or breach of warranty of Cobalt contained in this Agreement by Cobalt or any of its Affiliates; (iii) any material breach of any covenant or obligation of Cobalt contained in this Agreement by Cobalt or any of its Affiliates; or (iv) the sale, marketing, distribution, or manufacture of the Generic Product by Cobalt or any of its Affiliates, including, without limitation, any product liability claims and any infringement claims regarding any trademarks, trade names or trade dress used with the Generic Product, except to the extent that King is obligated to indemnify Cobalt for such claim pursuant to Section 4.4(b).

          (b) Indemnification by King. King agrees to defend, indemnify and hold harmless Cobalt, Cobalt's Affiliates, and their respective directors, employees and agents from and against [***] claims, liabilities, damage, costs or expenses (including any liability arising out of the injury or death of any person or damage to any property and including reasonable attorney's fees) resulting from [***] claim by a Third Party, arising out of or relating to (i) the willful misconduct or negligence of King or any of its Affiliates; (ii) any material misrepresentation or breach of warranty of King contained in this Agreement by King or any of its Affiliates; or (iii) any material breach of any covenant or obligation of King contained in this Agreement.

          (c) Indemnification Procedure. A party (the "Indemnitee") that intends to claim indemnification under this Section 4.4 will notify the indemnifying party (the "Indemnitor") within a reasonable time in writing of any action, claim, or liability in respect of which the Indemnitee believes it is entitled to claim indemnification from the Indemnitor; provided that the failure to give timely notice to the Indemnitor will not release the Indemnitor from any liability to the Indemnitee except to the extent the Indemnitor is actually prejudiced

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thereby. The Indemnitor will have the right, by notice to the Indemnitee, to assume the defense of any such action or claim within the fifteen (15)-day period after the Indemnitor's receipt of notice of any action or claim with counsel of the Indemnitor's choice and at the sole cost of the Indemnitor. If the Indemnitor does not so assume the defense of such Third Party claim, the Indemnitee may assume such defense with counsel of its choice and at the sole cost of the Indemnitor. If the Indemnitor so assumes such defense, the Indemnitee may participate therein through counsel of its choice, but at the sole cost of the Indemnitee. The party not assuming the defense of any such claim will render all reasonable assistance to the party assuming such defense, and all reasonable out-of-pocket costs of such assistance will be for the account of the Indemnitor. No such claim will be settled other than by the party defending the same, and then only with the consent of the other party, which will not be unreasonably withheld; provided that the Indemnitee will have no obligation to consent to any settlement of any such action or claim that imposes on the Indemnitee any liability or obligation that cannot be assumed and performed in full by the Indemnitor, and the Indemnitee will have no right to withhold its consent to any settlement of any such action or claim if the settlement involves only the payment of money by the Indemnitor or its insurer.

     4.5 Distribution/Product Liability Insurance. Beginning on the Launch Date, both Parties will obtain and maintain in effect, for the term of this Agreement and for a period of five (5) years thereafter, liability insurance or indemnity policies, in an amount not less than ten million USD ($10,000,000) in the aggregate with an indemnity to principals clause with respect to products liability and distribution. Such policies will be blanket policies and will insure against liability on the part of the Parties and their Affiliates, as their interests may appear, due to injury, disability or death of any person or persons, or injury to property, arising from the distribution of Generic Product. Beginning on the Launch Date and thereafter on January 1 of each year during the term of this Agreement, each Party will provide to the other a copy of its certificate of insurance (i) summarizing the insurance coverage and (ii) identifying any exclusions. Each Party will promptly notify the other of any material adverse alterations to the terms of this policy or decreases in the amounts for which insurance is provided.

     4.6 Product Liability Claims. As soon as it becomes aware, each Party will give the other prompt written notice of any defect or alleged defect in any Generic Product, any injury alleged to have occurred as a result of the use or application of the Generic Product, and any circumstances that may give rise to litigation or recall of the Generic Product or regulatory action that may affect the sale or manufacture of the Generic Product, specifying, to the extent the Party has such information, the time, place and circumstances thereof and the names and addresses of the persons involved. Each Party will also furnish promptly to the other copies of all papers received in respect of any claim, action or suit arising out of such alleged defect, injury or regulatory action.

5.   CONFIDENTIALITY

     5.1 Confidentiality. All Confidential Information provided by the Disclosing Party to the Receiving Party in connection with this Agreement is proprietary to the Disclosing Party and will be maintained in strict confidence by the Receiving Party. Such Confidential Information will remain the property of the Disclosing Party, and the Receiving Party will not use the same for or on behalf of any entity other than the Disclosing Party. At the termination of this

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Agreement, the Parties will promptly return to the Disclosing Party any physical embodiments (including copies) of any such Confidential Information or, at the Disclosing Party's sole election, destroy the same under the Disclosing Party's supervision.

     5.2 Disclosure. Nothing in this Agreement will be construed as preventing or in any way inhibiting either Party from disclosing Confidential Information necessary to comply with applicable laws. In the event a Party will deem it reasonably necessary to disclose Confidential Information belonging to the other Party pursuant to this Section 5.2, the Disclosing Party will to the extent possible give reasonable advance notice of such disclosure to the other Party, and will consider in good faith the other Party's objections to such disclosure, including suggestions to redact Confidential Information, and take reasonable measures to ensure confidential treatment of such information.

     5.3 Period of Obligation. This Article will survive expiration or termination of this Agreement for a period of [***] from the Effective Date.

     5.4 Equitable Relief. Cobalt and King each acknowledges that a breach by it of Article 5 cannot reasonably or adequately be compensated in damages in an action at law and that such a breach may cause the other Party irreparable injury and damage. By reason thereof, each Party agrees that the other Party may be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of Article 5 by the other Party; provided, however, that no specification in this Agreement of a specific legal or equitable remedy will be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach. Each Party agrees that the existence of any claim, demand, or cause of action of it against the other Party, whether predicated upon this Agreement, or otherwise, will not constitute a defense to the enforcement by the other Party, or its successors or assigns, of the covenants contained in Article 5.

6.   TERM AND TERMINATION

     6.1 Term. Unless earlier terminated as set forth in Section 6.2 or 6.3, this Agreement will commence on the Effective Date and will continue for an initial term of six (6) months (the "Initial Term"). Thereafter, this Agreement will automatically renew for consecutive periods of six (6) months (each a "Renewal Term" and, together with the Initial Term, the "Term") unless and until either Party provides the other Party written notice of its intention not to renew at least ninety (90) days prior to the end of the then-current term.

     6.2 Termination. This Agreement may only be terminated upon mutual written agreement of Cobalt and King or upon three (3) months' prior written notice if one Party is in material breach of this Agreement and fails to cure that breach within such three (3)-month period.

     6.3 Termination for Bankruptcy. This Agreement may be canceled upon fifteen
(15) days' prior written notice by either Party at any time during this Agreement if: (a) the other Party will file in any court, pursuant to any statute of any government in any country, a petition in bankruptcy or insolvency or for reorganization, or for an arrangement or for the appointment of a

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receiver or trustee of the Party or of its assets; (b) any other Party proposes a written agreement of composition for extension of its debts; (c) the other Party will be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition will not be dismissed within sixty (60) days after filing thereof; (d) the other Party will be a Party to any dissolution or liquidation; (e) the other Party will make a general assignment for the benefit of its creditors; or (f) if the other Party is subject to any final order of debarment which can be expected to have a material adverse effect on the commercialization of Generic Product. A termination pursuant to this
Section 6.3 will constitute a termination for material breach, and the non-breaching party will be entitled to seek damages or equitable relief for such material breach.

     6.4 Accrued Obligations. Any termination of this Agreement for any reason does not relieve any Party of any obligation or liability accrued prior to the termination or rescind anything done by any Party, and the termination does not affect in any manner any rights of any Party arising under this Agreement prior to the termination.

     6.5 Survival. The terms of Sections 3.6 (as may relate to any unpaid amounts due and owing), 3.9, 3.10, 3.11, 7.1, 7.5, 7.6, 7.7, 7.9 and 7.10 and
Articles 4, 5 and 6 will survive any expiration or termination of this Agreement.

7.   MISCELLANEOUS

     7.1 Public Announcements. Cobalt and its Affiliates will not make any publicity releases, interviews, or other dissemination of information concerning this Agreement or its terms, or either Party's or its Affiliates' performance hereunder, to communication media, financial analysts, or others without the approval of King, which approval will not unreasonably be withheld. King and its Affiliates will not make any publicity releases, interviews, or other dissemination of information concerning this Agreement or its terms, or either Party's or its Affiliate's performance hereunder, to communication media, financial analysts, or others without providing prior notice to Cobalt. Either Party may upon notice to the other Party make any disclosure in filings with regulatory agencies as required by law or applicable court order; provided that the other Party and its Affiliates will have the opportunity to consult in advance on such disclosures and filings.

     7.2 Force Majeure. Neither Party nor any Affiliate thereof will be liable for any default or delay in such Party's or any Affiliate's performance if such default or delay is caused by an event beyond the reasonable control of such Party or Affiliate, including, but not limited to: act of God; war or insurrection; civil commotion; destruction of essential facilities or materials by earthquake, fire, flood or storm; labor disturbance; epidemic; or other similar event; provided, however, that the Party or Affiliate so affected will give prompt notice of such event, and will use its commercially reasonable efforts to avoid, remove or alleviate such causes of nonperformance and will continue performance hereunder with the utmost dispatch whenever such causes are removed.

     7.3 Entire Agreement. This Agreement and the documents referred to herein, including without limitation any Appendices hereto (which are hereby incorporated by reference), constitute the entire agreement between the Parties and the Affiliates of each pertaining to the subject matter hereof, and this Agreement supersedes, on its Effective Date, any

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other agreements, understandings, promises and representation, whether written or oral, between the Parties and such Affiliates relating to the same subject matter save for where otherwise expressed in this Agreement. No agent of either Party or any Affiliate of either is authorized to make any representation, promise, or warranty not contained in this Agreement.

     7.4 Amendment and Waiver. This Agreement may only be amended by the Parties in writing, making specific reference to this Agreement; provided that the same is signed by all Parties. No course of dealing between the Parties any their Affiliates or failure by either Party or any Affiliates thereof to exercise any right or remedy hereunder will constitute an amendment to this Agreement or a waiver of any other right or remedy or the later exercise of any right or remedy.

     7.5 Governing Law. This Agreement will be construed in accordance with the laws of the State of New York, without regard to any choice of law provisions. Each Party and each Affiliate of each Party hereby submits itself for the sole purpose of this Agreement and any controversy arising hereunder to the jurisdiction of the courts located in the Southern District of New York and any courts of appeal therefrom, and waives any objection on the grounds of lack of jurisdiction (forum non conveniens or otherwise) to the exercise of such jurisdiction over it by any such courts.

     7.6 Dispute Resolution. Any controversy, claim, or dispute arising out of or relating to this Agreement (collectively, a "Dispute") will be attempted to be settled by the Parties and their Affiliates, in good faith. In the event that there is no resolution of such Dispute, it will further be submitted to appropriate senior management representatives of each Party in a good faith effort to effect a mutually acceptable resolution thereof. Only if such efforts are not successful will such Dispute be resolved by binding arbitration. Such arbitration will take place in New York, New York and it will proceed in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Within [***] from the filing of the demand or submission, or longer if the Parties agree, Cobalt and King will each select one arbitrator; the two arbitrators so appointed will select and appoint a third neutral arbitrator. Judgment upon the award rendered by arbitration will be binding and may be entered in any court having jurisdiction thereof. Costs of arbitration are to be divided by the Parties in the following manner: Cobalt will pay [***], King will pay [***], Cobalt and King will [***], and each will [***].

     7.7 Assignment. Cobalt may not assign any right or obligation hereunder, except as provided in Section 2.1. King may not assign any right or obligation hereunder without the written consent of Cobalt, such consent not to be unreasonably withheld; provided that King may assign this Agreement and the rights, obligations, and interests of King, in whole or in part, to any of its Affiliates (for so long as they remain Affiliates) or to any Third Party that succeeds to all or substantially all of King's business or assets relating to this Agreement, whether by sale, merger, operation of law, or otherwise, or to one or more financial institutions providing financing to King, pursuant to the terms of the relevant security agreement, and, upon the occurrence of any such succession, will make such assignment; provided that such assignee or transferee promptly agrees in writing to be bound by the terms and conditions of this Agreement. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. Any attempted assignment in violation of this provision will be void and of no effect.

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     7.8 Nature of Agreement. In operating under the Agreement, each Party will act independently and this Agreement will not be construed as creating any partnership, joint venture or incorporated business entity. Neither Party will have any authority to incur any liability or obligation whatsoever on behalf of the other.

     7.9 Notice. Any notice, demand, waiver, consent, approval or other communication which is required or permitted to be given to any Party under this Agreement will be in writing, will specifically refer to this Agreement, and will be effective on receipt, as evidenced in writing, when given by registered airmail or certified mail, postage prepaid, or overnight courier, and addressed, unless otherwise specified in writing, to the addresses of the Parties described below, and effective upon sending if sent by facsimile confirmed by a written transmission report:

                    If to King:

                    501 Fifth Street
                    Bristol, TN 37620
                    Fax: 423-990-2566
                    Attention: General Counsel

                    copy to:

                    Jones Day
                    222 East 41st Street
                    New York, NY 10017
                    Fax: 212-755-7306
                    Attention: F. Dominic Cerrito, Esq.

                    If to Cobalt:

                    6500 Kitimat Road
                    Mississauga, Ontario  LN5 2Bb
                    Fax: 905-363-0306
                    Attention: Ian Jacobsen

                    copy to:

                    Foley & Lardner LLP
                    3000 K Street, N.W.
                    Washington, DC 20007
                    Fax: 202-672-3465
                    Attention: Steven A. Maddox
                               Douglas H. Carsten

     7.10 Severability.

          (a) In the event any portion of this Agreement will be held illegal, void or ineffective, the remaining portions hereof will remain in full force and effect.

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          (b) If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions will be deemed inoperative to the extent that they may conflict therewith and will be deemed to be modified to conform with such statute or rule of law, and the remaining portions hereof will remain in full force and effect.

          (c) In the event that the terms and conditions of this Agreement are materially altered as a result of Section 7.10(a) or 7.10(b), the Parties will renegotiate the terms and conditions of this Agreement to resolve any inequities.

     7.11 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which will be an original and all of which will constitute together the same instrument.

     7.12 Recording. Either Party will have the right, at any time, to record, register, or otherwise notify this Agreement in appropriate governmental or regulatory offices anywhere within the Territory, and the other Party will provide reasonable assistance to the recording, registering or notifying Party in effecting such recording, registering or notifying and provided that the other Party will have the opportunity to consult in advance on such disclosures and filings.

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     IN WITNESS WHEREOF, the Parties hereto have duly executed this Generic
Distribution Agreement as of the date first above written.

                                        KING PHARMACEUTICALS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        COBALT PHARMACEUTICALS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                        CONFIDENTIAL TREATMENT REQUESTED


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

                                   APPENDIX 1

                                 PURCHASE ORDER

     All purchase orders from Cobalt for Generic Product will include the following information:

[***]










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      THE SECRETARY OF THE COMMISSION PURSUANT TO THE COMPANY'S APPLICATION
      REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES
                              EXCHANGE ACT OF 1934.